File No. 333-182401

As filed with the Securities and Exchange Commission on February 14, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0138854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Sherri W. Schugart
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With a copy to:
Judith D. Fryer, Esq.
Alice L. Connaughton, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3D (Registration No. 333-182401) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Deregistration of Shares

In accordance with the undertaking of Hines Real Estate Investment Trust, Inc. (the “Company”) set forth in its registration statement on Form S-3D (File No. 333-182401) declared effective June 28, 2012 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the registration and deregister $186,556,629 in unsold shares of its common stock (the “Unsold Shares”) that were registered but were not sold as part of the Company’s offering of common stock pursuant to its dividend reinvestment plan (the “DRP Offering”). Pursuant to the Registration Statement, the Company registered $300,000,000 in shares of its common stock to be issued pursuant to its dividend reinvestment plan and sold $113,443,371 in shares of its common stock. By filing this Post-Effective Amendment No. 1 to the Registration Statement for the DRP Offering, the Company hereby deregisters all the Unsold Shares.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 14, 2017.

HINES REAL ESTATE INVESTMENT TRUST, INC.
By:	/s/ Sherri W. Schugart
Sherri W. Schugart
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines	Chairman of the Board of Directors	February 14, 2017
Jeffrey C. Hines

/s/ Sherri W. Schugart	President and Chief Executive Officer	February 14, 2017
Sherri W. Schugart	(Principal Executive Officer)

/s/ Ryan T. Sims	Chief Financial Officer and Secretary	February 14, 2017
Ryan T. Sims	(Principal Financial Officer)

/s/ J. Shea Morgenroth	Chief Accounting Officer and Treasurer	February 14, 2017
J. Shea Morgenroth	(Principal Accounting Officer)

/s/ Charles M. Baughn
Charles M. Baughn	Director	February 14, 2017

/s/ Lee A. Lahourcade
Lee A. Lahourcade	Director	February 14, 2017

/s/ Stanley D. Levy
Stanley D. Levy	Director	February 14, 2017

/s/ Paul B. Murphy Jr.
Paul B. Murphy Jr.	Director	February 14, 2017

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